Exhibit 10.1

Hertz Global Holdings, Inc.

999 Vanderbilt Beach Road—3rd Floor

Naples, FL 34108

March 31, 2015

Dear John,

This letter agreement (this “Letter Agreement”) memorializes our discussions and agreement concerning the performance goals applicable to certain equity-based awards contemplated by the Employee Stock Option Agreement — Performance Options, dated as of November 21, 2014, between Hertz Global Holdings, Inc. (the “Company”) and you (the “Option Agreement”), and the form of Performance Stock Unit Agreement, between the Company and you (the “PSU Agreement”), attached to the Employment Agreement, dated as of November 21, 2014, between the Company and you (the “Employment Agreement”), reflecting performance stock units to be granted thereunder (the “PSUs”).

1.                                  Definitions.  Unless otherwise defined in this Letter Agreement, capitalized terms used herein shall have the meanings assigned to them in the Option Agreement or the PSU Agreement, as applicable.

2.                                  Determination of Performance Goal

a.              Option Agreement.  Notwithstanding the terms of Section 2(b) of the Option Agreement, the Performance Goal shall be determined by the Committee with your input, and communicated to you, no later than April 30, 2015.

b.              PSU Agreement.  Notwithstanding the terms of Section 2(b) of the PSU Agreement, the Performance Goal shall be determined by the Committee with your input, and communicated to you, no later than April 30, 2015.

3.                                  Additional Performance Goal for PSUs.  You consent to the addition of a second performance goal in respect of the PSUs, in addition to the Performance Goal referenced in the PSU Agreement.  Such second performance goal is that adopted by action of the Committee at a meeting held on March 31, 2015, prior to your execution of this Letter Agreement.

4.                                  Miscellaneous.  This Letter Agreement shall constitute an amendment of the Option Agreement and the form of the PSU Agreement attached to the Employment Agreement.  Except as otherwise provided herein, the Employment Agreement, Option Agreement and PSU Agreement shall remain unaltered and of full force and effect.

[Signature Page Follows]

Please indicate your agreement with the foregoing terms of this Letter Agreement by signing where indicated below.

Sincerely,

HERTZ GLOBAL HOLDINGS, INC.

	By:	/s/ Linda Fayne Levinson
		Name:	Linda Fayne Levinson
		Title:	Independent Non-Executive Chair
of the Board of Directors

Acknowledged and Agreed:

/s/ John P. Tague
John P. Tague